ANNALY CAPITAL MANAGEMENT, INC. REPORTS 4th QUARTER 2019 RESULTS
NEW YORK—February 12, 2020 —Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter and year ended December 31, 2019.

Financial Highlights

•	GAAP net income (loss) of $0.82 per average common share for the quarter, ($1.60) for the year ended 2019

•	Core earnings (excluding PAA) of $0.26 per average common share for the quarter, $1.00 for the year ended 2019

•	Economic return of 7.6% for the quarter, 14.1% for the year ended 2019

•	GAAP return on average equity of 31.20% and core return on average equity (excluding PAA) of 10.56% for the quarter

•	Book value per common share of $9.66 up from $9.21 in the prior quarter

•	Economic leverage of 7.2x down from 7.7x in the prior quarter

•	Declared quarterly common stock dividend of $0.25 per share

Business Highlights
Fourth Quarter Highlights

•	Capital allocation to credit increased to 26% from 23%, driven by $1.8 billion in new credit assets

•	Annaly Residential Credit Group completed a $465.5 million residential whole loan securitization and purchased $957.0 million of residential whole loans during the fourth quarter

•	Annaly Commercial Real Estate Group closed $596.0 million in new investments, bringing total assets to $2.3 billion, an increase of 31% from the third quarter

•	Annaly Middle Market Lending Group closed $238.7 million of loans in the quarter

•	Average interest rate on repo borrowings declined by over 40 bps during the quarter to 2.09%; extended weighted average days to maturity of repo to 65 days

•	Appointed Serena Wolfe as Chief Financial Officer

•	Separated the roles of CEO and Chair of the Board; appointed the Company’s first independent Board Chair

•
Subsequent to quarter end, announced signing of definitive agreements under which Annaly will acquire its external manager, Annaly Management Company LLC, and transition to being an internally-managed REIT

Full-Year 2019 Highlights
Investment and Strategy

•	Originated $4.6 billion of new credit assets in 2019, up 11% from 2018

•
Annaly Residential Credit Group issued $2.5 billion in residential whole loan securitizations across six transactions since the beginning of 2019, inclusive of the $374.6 million residential whole loan securitization closed subsequent to year end

•	Expanded partnerships to more than 25 across our four businesses

•	Authored industry-focused joint study on GSE reform in conjunction with Barclays' Head of Macro Research
Financing and Capital

•
Raised gross proceeds of $442.5 million through issuance of Series I fixed-to-floating rate cumulative redeemable preferred equity; redeemed all outstanding shares of Series H and Series C classes of preferred stock in May and July, respectively, reducing the cost of preferred capital by 15 bps

•	Raised $1.2 billion of common equity inclusive of $223.2 million of common shares repurchased during the second half of 2019 to take advantage of temporary market dislocation

•	Annaly Middle Market Lending Group added $695.0 million of credit facility capacity throughout the year
Corporate Governance

•	Expanded Board of Directors with election of two new independent directors during 2019; Board comprised of 82% independent directors and 45% women directors

•	Published extensive disclosure on the Company’s continued commitment to leading Corporate Responsibility practices including the launch of Annaly's Corporate Responsibility web page

•
Annaly’s Women’s Interactive Network hosted two external events in 2019 with nearly 350 attendees, including a Women’s Leadership Event and Nonprofit Board Fair, to enhance and empower women both inside and outside of Annaly

“Annaly successfully executed on its strategic goals and initiatives during 2019, including generating an economic return of over 14%, our highest annual return since 2014, and originating nearly $5 billion of credit assets throughout the year,” stated Glenn Votek, Annaly’s Interim Chief Executive Officer and President. “Although we are always prepared for uncertainty, our outlook for the year is constructive given a robust global economy, more accommodative Fed policy and increased role for private capital in the housing market.”

“As we are keenly focused on creating value for our shareholders, 2019 was also a milestone year for Annaly’s corporate responsibility and corporate governance initiatives with significant enhancements made to benefit our shareholders. These were highlighted by the announcement to internalize our manager and the separation of the CEO and Board Chair positions. We also substantially expanded our ESG disclosure through the creation of our Corporate Responsibility web page, were recognized as a 'Winning Company' by 2020 Women on Boards, and were recently named to the Bloomberg Gender-Equality Index for the third consecutive year. We look forward to building on these successes in 2020 as we continue to prioritize delivering attractive risk-adjusted returns while driving a positive impact over the long term.”

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended December 31, 2019, September 30, 2019 and December 31, 2018:

	December 31, 2019	September 30, 2019	December 31, 2018
Book value per common share	$9.66	$9.21	$9.39
Economic leverage at period-end (1)	7.2:1	7.7:1	7.0:1
GAAP net income (loss) per average common share (2)	$0.82	$(0.54)	$(1.74)
Annualized GAAP return (loss) on average equity	31.20%	(19.32%)	(62.05%)
Net interest margin (3)	1.67%	0.75%	1.34%
Average yield on interest earning assets (4)	3.53%	2.89%	3.21%
Average cost of interest bearing liabilities (5)	2.01%	2.28%	2.22%
Net interest spread	1.52%	0.61%	0.99%
Core earnings metrics *
Core earnings (excluding PAA) per average common share (2)	$0.26	$0.21	$0.29
Core earnings per average common share (2)	$0.32	$0.13	$0.26
PAA cost (benefit) per average common share	$(0.06)	$0.08	$0.03
Annualized core return on average equity (excluding PAA)	10.56%	8.85%	11.48%
Net interest margin (excluding PAA) (3)	1.41%	1.10%	1.49%
Average yield on interest earning assets (excluding PAA) (4)	3.25%	3.26%	3.38%
Net interest spread (excluding PAA)	1.24%	0.98%	1.16%
*    Represents non-GAAP financial measures. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1)    Computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Securitized debt, certain credit facilities (included within other secured financing) and mortgages payable are non-recourse to the Company and are excluded from this measure.
(2)    Net of dividends on preferred stock. The quarter ended September 30, 2019 excludes cumulative and undeclared dividends of $0.3 million on the Company's Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series I Preferred Stock”) as of June 30, 2019.
(3)    Net interest margin represents the sum of the Company's interest income plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. Net interest margin (excluding PAA) excludes the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(4)    Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(5)    Average cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average amortized cost during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and risks and uncertainties associated with the Internalization, including but not limited to the occurrence of any event, change or other circumstances that could give rise to the termination of the Internalization Agreement; the outcome of any legal proceedings that may be instituted against the parties to the Internalization Agreement; the inability to complete the Internalization due to the failure to satisfy closing conditions or otherwise; risks that the Internalization disrupts our current plans and operations; the impact, if any, of the announcement or pendency of the Internalization on our relationships with third parties; and the amount of the costs, fees, expenses charges related to the Internalization; and the risk that the expected benefits, including long-term cost savings, of the Internalization are not achieved. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Prior to the closing of the transaction discussed above, Annaly is externally managed by Annaly Management Company LLC. Additional information on the company can be found at www.annaly.com.
Annaly routinely posts important information for investors on the Company’s website, www.annaly.com. Annaly intends to use this webpage as a means of disclosing material, non-public information, for complying with the Company’s disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Company’s website, in addition to following Annaly’s press releases, SEC filings, public conference calls, presentations, webcasts and other information it posts from time to time on its website. To sign-up for email-notifications, please visit the "Email Alerts" section of our website, www.annaly.com, under the "Investors" section and enter the required information to enable notifications. The information contained on, or that may be accessed through, the Company’s webpage is not incorporated by reference into, and is not a part of, this document.
The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Fourth Quarter 2019 Investor Presentation and the Fourth Quarter 2019 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call
The Company will hold the fourth quarter 2019 earnings conference call on February 13, 2020 at 9:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the Pre-Registration link found on the homepage or "Investors" section of the Company's website at www.annaly.com, or by using the following link: http://dpregister.com/10138795.
Pre-registration may be completed at any time, including up to and after the call start time.
For participants who would like to join the call but have not pre-registered, access is available by dialing 844-735-3317 within the U.S., or 412-317-5703 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10138795. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018 (1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$1,850,729	$1,793,921	$1,982,311	$1,522,605	$1,735,749
Securities	114,833,580	116,094,061	119,926,869	104,993,271	92,623,788
Loans, net	4,462,350	3,946,614	3,546,468	3,879,324	4,585,975
Mortgage servicing rights	378,078	386,051	425,328	500,745	557,813
Assets transferred or pledged to securitization vehicles	7,002,460	4,688,144	4,211,582	4,365,300	3,833,200
Real estate, net	725,638	725,508	733,196	734,239	739,473
Derivative assets	113,556	168,755	75,142	148,178	200,503
Reverse repurchase agreements	—	—	—	523,449	650,040
Receivable for unsettled trades	4,792	193,229	5,322	1,574,251	68,779
Principal and interest receivable	449,906	483,744	440,940	390,930	357,365
Goodwill and intangible assets, net	92,772	94,904	96,591	98,551	100,854
Other assets	381,220	381,189	357,027	441,706	333,988
Total assets	$130,295,081	$128,956,120	$131,800,776	$119,172,549	$105,787,527
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$101,740,728	$102,682,104	$105,181,241	$88,554,170	$81,115,874
Other secured financing	4,455,700	4,466,030	4,127,989	4,144,623	4,183,311
Debt issued by securitization vehicles	5,622,801	3,856,082	3,470,168	3,693,766	3,347,062
Mortgages payable	485,005	485,657	498,772	510,386	511,056
Derivative liabilities	803,866	972,415	1,043,197	775,980	889,750
Payable for unsettled trades	463,387	245,626	620,784	4,763,376	583,036
Interest payable	476,335	565,797	691,327	424,391	570,928
Dividends payable	357,527	359,491	364,066	434,431	394,129
Other liabilities	93,388	99,214	95,825	89,982	74,580
Total liabilities	114,498,737	113,732,416	116,093,369	103,391,105	91,669,726
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,982,026	1,982,026	2,110,346	1,778,168	1,778,168
Common stock, par value $0.01 per share (3)	14,301	14,380	14,562	14,481	13,138
Additional paid-in capital	19,966,923	20,034,970	20,195,419	20,112,875	18,794,331
Accumulated other comprehensive income (loss)	2,138,191	2,313,815	1,365,003	(319,376)	(1,979,865)
Accumulated deficit	(8,309,424)	(9,125,895)	(7,982,649)	(5,809,931)	(4,493,660)
Total stockholders’ equity	15,792,017	15,219,296	15,702,681	15,776,217	14,112,112
Noncontrolling interests	4,327	4,408	4,726	5,227	5,689
Total equity	15,796,344	15,223,704	15,707,407	15,781,444	14,117,801
Total liabilities and equity	$130,295,081	$128,956,120	$131,800,776	$119,172,549	$105,787,527

(1)	Derived from the audited consolidated financial statements at December 31, 2018.

(2)
7.625% Series C Cumulative Redeemable Preferred Stock - Includes 0 shares authorized, issued and outstanding at December 31, 2019 and September 30, 2019. Includes 7,000,000 shares authorized, issued and outstanding at June 30, 2019, March 31, 2019 and December 31, 2018.

7.50% Series D Cumulative Redeemable Preferred Stock - Includes 18,400,000 shares authorized, issued and outstanding.
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding.
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 19,550,000 shares authorized and 17,000,000 shares issued and outstanding.8.125% Series H Cumulative Redeemable Preferred Stock - Includes 0 shares authorized, issued and outstanding at December 31, 2019, September 30, 2019 and June 30, 2019. Includes 2,200,000 shares authorized, issued and outstanding at March 31, 2019 and December 31, 2018.
6.75% Series I Preferred Stock - Includes 18,400,000 shares authorized and 17,700,000 issued and outstanding at December 31, 2019 and September 30, 2019. Includes 18,400,000 shares authorized and 16,000,000 issued and outstanding at June 30, 2019. Includes 0 shares authorized, issued and outstanding at March 31, 2019 and December 31, 2018.

(3)
Includes 2,914,850,000 shares authorized and 1,430,106,199 shares issued and outstanding at December 31, 2019. Includes 2,914,850,000 shares authorized and 1,437,964,466 shares issued and outstanding at September 30, 2019. Includes 2,907,850,000 shares authorized and 1,456,263,410 shares issued and outstanding at June 30, 2019. Includes 1,924,050,000 shares authorized and 1,448,103,248 shares issued and outstanding at March 31, 2019. Includes 1,924,050,000 shares authorized and 1,313,763,450 shares issued and outstanding at December 31, 2018.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Net interest income
Interest income	$1,074,214	$919,299	$927,598	$866,186	$859,674
Interest expense	620,058	766,905	750,217	647,695	586,774
Net interest income	454,156	152,394	177,381	218,491	272,900
Realized and unrealized gains (losses)
Net interest component of interest rate swaps	45,221	88,466	83,653	134,035	65,889
Realized gains (losses) on termination or maturity of interest rate swaps	(4,615)	(682,602)	(167,491)	(588,256)	—
Unrealized gains (losses) on interest rate swaps	782,608	(326,309)	(1,276,019)	(390,556)	(1,313,882)
Subtotal	823,214	(920,445)	(1,359,857)	(844,777)	(1,247,993)
Net gains (losses) on disposal of investments	17,783	66,522	(38,333)	(93,916)	(747,505)
Net gains (losses) on other derivatives	(42,312)	(16,888)	(506,411)	(115,159)	(484,872)
Net unrealized gains (losses) on instruments measured at fair value through earnings	(5,636)	(1,091)	(4,881)	47,629	(18,169)
Loan loss provision	(7,362)	(3,504)	—	(5,703)	(3,496)
Subtotal	(37,527)	45,039	(549,625)	(167,149)	(1,254,042)
Total realized and unrealized gains (losses)	785,687	(875,406)	(1,909,482)	(1,011,926)	(2,502,035)
Other income (loss)	42,656	35,074	28,181	30,502	52,377
General and administrative expenses
Compensation and management fee	40,403	41,161	44,231	44,833	43,750
Other general and administrative expenses	32,948	24,977	34,177	38,904	33,323
Total general and administrative expenses	73,351	66,138	78,408	83,737	77,073
Income (loss) before income taxes	1,209,148	(754,076)	(1,782,328)	(846,670)	(2,253,831)
Income taxes	(594)	(6,907)	(5,915)	2,581	1,041
Net income (loss)	1,209,742	(747,169)	(1,776,413)	(849,251)	(2,254,872)
Net income (loss) attributable to noncontrolling interests	68	(110)	(83)	(101)	17
Net income (loss) attributable to Annaly	1,209,674	(747,059)	(1,776,330)	(849,150)	(2,254,889)
Dividends on preferred stock (1)	35,509	36,151	32,422	32,494	32,494
Net income (loss) available (related) to common stockholders	$1,174,165	$(783,210)	$(1,808,752)	$(881,644)	$(2,287,383)
Net income (loss) per share available (related) to common stockholders
Basic	$0.82	$(0.54)	$(1.24)	$(0.63)	$(1.74)
Diluted	$0.82	$(0.54)	$(1.24)	$(0.63)	$(1.74)
Weighted average number of common shares outstanding
Basic	1,431,079,108	1,453,359,211	1,456,038,736	1,398,614,205	1,314,377,748
Diluted	1,431,079,108	1,453,359,211	1,456,038,736	1,398,614,205	1,314,377,748
Other comprehensive income (loss)
Net income (loss)	$1,209,742	$(747,169)	$(1,776,413)	$(849,251)	$(2,254,872)
Unrealized gains (losses) on available-for-sale securities	(153,192)	1,034,873	1,654,783	1,599,398	1,100,052
Reclassification adjustment for net (gains) losses included in net income (loss)	(22,432)	(86,061)	29,596	61,091	743,039
Other comprehensive income (loss)	(175,624)	948,812	1,684,379	1,660,489	1,843,091
Comprehensive income (loss)	1,034,118	201,643	(92,034)	811,238	(411,781)
Comprehensive income (loss) attributable to noncontrolling interests	68	(110)	(83)	(101)	17
Comprehensive income (loss) attributable to Annaly	1,034,050	201,753	(91,951)	811,339	(411,798)
Dividends on preferred stock (1)	35,509	36,151	32,422	32,494	32,494
Comprehensive income (loss) attributable to common stockholders	$998,541	$165,602	$(124,373)	$778,845	$(444,292)

(1)
The quarter ended September 30, 2019 excludes, and the quarter ended June 30, 2019 includes, cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data)
	For the years ended
	December 31, 2019	December 31, 2018 (1)
	(unaudited)
Net interest income
Interest income	$3,787,297	$3,332,563
Interest expense	2,784,875	1,897,860
Net interest income	1,002,422	1,434,703
Realized and unrealized gains (losses)
Net interest component of interest rate swaps	351,375	100,553
Realized gains (losses) on termination or maturity of interest rate swaps	(1,442,964)	1,409
Unrealized gains (losses) on interest rate swaps	(1,210,276)	424,081
Subtotal	(2,301,865)	526,043
Net gains (losses) on disposal of investments	(47,944)	(1,124,448)
Net gains (losses) on other derivatives	(680,770)	(403,001)
Net unrealized gains (losses) on instruments measured at fair value through earnings	36,021	(158,082)
Loan loss provision	(16,569)	(3,496)
Subtotal	(709,262)	(1,689,027)
Total realized and unrealized gains (losses)	(3,011,127)	(1,162,984)
Other income (loss)	136,413	109,927
General and administrative expenses
Compensation and management fee	170,628	179,841
Other general and administrative expenses	131,006	150,032
Total general and administrative expenses	301,634	329,873
Income (loss) before income taxes	(2,173,926)	51,773
Income taxes	(10,835)	(2,375)
Net income (loss)	(2,163,091)	54,148
Net income (loss) attributable to noncontrolling interests	(226)	(260)
Net income (loss) attributable to Annaly	(2,162,865)	54,408
Dividends on preferred stock	136,576	129,312
Net income (loss) available (related) to common stockholders	$(2,299,441)	$(74,904)
Net income (loss) per share available (related) to common stockholders
Basic	$(1.60)	$(0.06)
Diluted	$(1.60)	$(0.06)
Weighted average number of common shares outstanding
Basic	1,434,912,682	1,209,601,809
Diluted	1,434,912,682	1,209,601,809
Other comprehensive income (loss)
Net income (loss)	$(2,163,091)	$54,148
Unrealized gains (losses) on available-for-sale securities	4,135,862	(2,004,166)
Reclassification adjustment for net (gains) losses included in net income (loss)	(17,806)	1,150,321
Other comprehensive income (loss)	4,118,056	(853,845)
Comprehensive income (loss)	1,954,965	(799,697)
Comprehensive income (loss) attributable to noncontrolling interests	(226)	(260)
Comprehensive income (loss) attributable to Annaly	1,955,191	(799,437)
Dividends on preferred stock	136,576	129,312
Comprehensive income (loss) attributable to common stockholders	$1,818,615	$(928,749)

(1) Derived from the audited consolidated financial statements for the year ended December 31, 2018.

Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended December 31, 2019, September 30, 2019, and December 31, 2018:

	December 31, 2019	September 30, 2019	December 31, 2018
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	97%	97%	93%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	3%	3%	7%
Weighted average experienced CPR for the period	17.8%	14.6%	7.9%
Weighted average projected long-term CPR at period-end	13.9%	16.3%	10.1%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	65	45	77
Hedge ratio (1)	75%	73%	94%
Weighted average pay rate on interest rate swaps at period-end (2)	1.84%	1.88%	2.17%
Weighted average receive rate on interest rate swaps at period-end (2)	1.89%	2.16%	2.68%
Weighted average net rate on interest rate swaps at period-end (2)	(0.05%)	(0.28%)	(0.51%)
Leverage at period-end (3)	7.1:1	7.3:1	6.3:1
Economic leverage at period-end (4)	7.2:1	7.7:1	7.0:1
Capital ratio at period-end	12.0%	11.2%	12.1%
Performance related metrics
Book value per common share	$9.66	$9.21	$9.39
GAAP net income (loss) per average common share (5)	$0.82	$(0.54)	$(1.74)
Annualized GAAP return (loss) on average equity	31.20%	(19.32%)	(62.05%)
Net interest margin	1.67%	0.75%	1.34%
Average yield on interest earning assets (6)	3.53%	2.89%	3.21%
Average cost of interest bearing liabilities (7)	2.01%	2.28%	2.22%
Net interest spread	1.52%	0.61%	0.99%
Dividend declared per common share	$0.25	$0.25	$0.30
Annualized dividend yield (8)	10.62%	11.36%	12.22%
Core earnings metrics *
Core earnings (excluding PAA) per average common share (5)	$0.26	$0.21	$0.29
Core earnings per average common share (5)	$0.32	$0.13	$0.26
PAA cost (benefit) per average common share	$(0.06)	$0.08	$0.03
Annualized core return on average equity (excluding PAA)	10.56%	8.85%	11.48%
Net interest margin (excluding PAA)	1.41%	1.10%	1.49%
Average yield on interest earning assets (excluding PAA) (6)	3.25%	3.26%	3.38%
Net interest spread (excluding PAA)	1.24%	0.98%	1.16%

*	Represents non-GAAP financial measures. Please refer to the "Non-GAAP Financial Measures" section for additional information.

(1)
Measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding;  excludes MSRs and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.

(2)	Excludes forward starting swaps.

(3)
Debt consists of repurchase agreements, other secured financing, securitized debt and mortgages payable. Certain credit facilities (included within other secured financing), securitized debt and mortgages payable are non-recourse to the Company.

(4)	Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity.

(5)	Net of dividends on preferred stock. The quarter ended September 30, 2019 excludes cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.

(6)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(7)
Average cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average amortized cost during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

(8)	Based on the closing price of the Company’s common stock of $9.42, $8.80 and $9.82 at December 31, 2019, September 30, 2019 and December 31, 2018, respectively.

The following table contains additional information on our residential and commercial investments as of the dates presented:

	For the quarters ended
	December 31, 2019	September 30, 2019	December 31, 2018
Agency mortgage-backed securities	$112,893,367	$114,462,524	$90,752,995
Credit risk transfer securities	531,322	474,765	552,097
Non-agency mortgage-backed securities	1,135,868	1,015,921	1,161,938
Commercial mortgage-backed securities	273,023	140,851	156,758
Total securities	$114,833,580	$116,094,061	$92,623,788
Residential mortgage loans	$1,647,787	$1,219,402	$1,359,806
Commercial real estate debt and preferred equity	669,713	611,429	1,296,803
Corporate debt	2,144,850	2,115,783	1,887,182
Loans held for sale	—	—	42,184
Total loans, net	$4,462,350	$3,946,614	$4,585,975
Mortgage servicing rights	$378,078	$386,051	$557,813
Agency mortgage-backed securities transferred or pledged to securitization vehicles	$1,122,588	$—	$—
Residential mortgage loans transferred or pledged to securitization vehicles	2,598,374	2,376,731	1,094,831
Commercial real estate debt investments transferred or pledged to securitization vehicles	2,345,120	2,311,413	2,738,369
Commercial real estate debt and preferred equity transferred or pledged to securitization vehicles	936,378	—	—
Assets transferred or pledged to securitization vehicles	$7,002,460	$4,688,144	$3,833,200
Real estate, net	$725,638	$725,508	$739,473
Total residential and commercial investments	$127,402,106	$125,840,378	$102,340,249

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:

•	core earnings and core earnings (excluding PAA);

•	core earnings attributable to common stockholders and core earnings attributable to common stockholders (excluding PAA);

•	core earnings and core earnings (excluding PAA) per average common share;

•	annualized core return on average equity (excluding PAA);

•	interest income (excluding PAA);

•	economic interest expense;

•	economic net interest income (excluding PAA);

•	average yield on interest earning assets (excluding PAA);

•	net interest margin (excluding PAA); and

•	net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as core earnings, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Core earnings and core earnings (excluding PAA), core earnings attributable to common stockholders and core earnings attributable to common stockholders (excluding PAA), core earnings and core earnings (excluding PAA) per average common share and annualized core return on average equity (excluding PAA)
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Core earnings, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSRs, (d) other income (loss) (excluding depreciation and amortization expense on real estate and related intangibles, non-core income allocated to equity method investments and other non-core components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-core income (loss) items), and core earnings (excluding PAA), which is defined as core earnings excluding the premium amortization adjustment representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities, are used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.
The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss), and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Annualized core return on average equity (excluding PAA), which is calculated by dividing core earnings (excluding PAA) over average stockholders’ equity, provides investors with additional detail on the core earnings generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP core earnings for the periods presented:

	For the quarters ended
	December 31, 2019	September 30, 2019	December 31, 2018
	(dollars in thousands, except per share data)
GAAP net income (loss)	$1,209,742	$(747,169)	$(2,254,872)
Net income (loss) attributable to noncontrolling interests	68	(110)	17
Net income (loss) attributable to Annaly	1,209,674	(747,059)	(2,254,889)
Adjustments to exclude reported realized and unrealized (gains) losses
Realized (gains) losses on termination or maturity of interest rate swaps	4,615	682,602	—
Unrealized (gains) losses on interest rate swaps	(782,608)	326,309	1,313,882
Net (gains) losses on disposal of investments	(17,783)	(66,522)	747,505
Net (gains) losses on other derivatives	42,312	16,888	484,872
Net unrealized (gains) losses on instruments measured at fair value through earnings	5,636	1,091	18,169
Loan loss provision	7,362	3,504	3,496
Adjustments to exclude components of other (income) loss
Depreciation and amortization expense related to commercial real estate	9,823	9,974	11,000
Non-core (income) loss allocated to equity method investments (1)	(3,979)	4,541	(10,307)
Adjustments to exclude components of general and administrative expenses and income taxes
Transaction expenses and non-recurring items (3)	3,634	2,622	3,816
Income tax effect of non-core income (loss) items	(418)	(2,762)	3,334
Adjustments to add back components of realized and unrealized (gains) losses
TBA dollar roll income and CMBX coupon income (4)	36,901	15,554	69,572
MSR amortization (5)	(22,120)	(21,963)	(18,753)
Core earnings *	493,049	224,779	371,697
Less:
Premium amortization adjustment cost (benefit)	(83,892)	117,152	45,472
Core earnings (excluding PAA) *	$409,157	$341,931	$417,169

Dividends on preferred stock (6)	35,509	36,151	32,494
Core earnings attributable to common stockholders *	$457,540	$188,628	$339,203
Core earnings attributable to common stockholders (excluding PAA) *	$373,648	$305,780	$384,675
GAAP net income (loss) per average common share	$0.82	$(0.54)	$(1.74)
Core earnings per average common share *	$0.32	$0.13	$0.26
Core earnings (excluding PAA) per average common share *	$0.26	$0.21	$0.29
Annualized GAAP return (loss) on average equity	31.20%	(19.32%)	(62.05%)
Annualized core return on average equity (excluding PAA) *	10.56%	8.85%	11.48%

	For the years ended
	December 31, 2019	December 31, 2018
	(dollars in thousands, except per share data)
GAAP net income (loss)	$(2,163,091)	$54,148
Net income (loss) attributable to noncontrolling interests	(226)	(260)
Net income (loss) attributable to Annaly	(2,162,865)	54,408
Adjustments to exclude reported realized and unrealized (gains) losses
Realized (gains) losses on termination or maturity of interest rate swaps	1,442,964	(1,409)
Unrealized (gains) losses on interest rate swaps	1,210,276	(424,081)
Net (gains) losses on disposal of investments	47,944	1,124,448
Net (gains) losses on other derivatives	680,770	403,001
Net unrealized (gains) losses on instruments measured at fair value through earnings	(36,021)	158,082
Loan loss provision	16,569	3,496
Adjustments to exclude components of other (income) loss
Depreciation and amortization expense related to commercial real estate	40,058	20,278
Non-core (income) loss allocated to equity method investments (1)	21,385	(12,665)
Non-core other (income) loss (2)	—	44,525
Adjustments to exclude components of general and administrative expenses and income taxes
Transaction expenses and non-recurring items (3)	19,284	65,416
Income tax effect of non-core income (loss) items	(5,961)	4,220
Adjustments to add back components of realized and unrealized (gains) losses
TBA dollar roll income and CMBX coupon income (4)	123,818	276,986
MSR amortization (5)	(77,719)	(79,764)
Core earnings *	1,320,502	1,636,941
Less:
Premium amortization adjustment cost (benefit)	254,894	(62,021)
Core earnings (excluding PAA) *	$1,575,396	$1,574,920

Dividends on preferred stock	136,576	129,312
Core earnings attributable to common stockholders *	$1,183,926	$1,507,629
Core earnings attributable to common stockholders (excluding PAA) *	$1,438,820	$1,445,608
GAAP net income (loss) per average common share	$(1.60)	$(0.06)
Core earnings per average common share *	$0.83	$1.25
Core earnings (excluding PAA) per average common share *	$1.00	$1.20
Annualized GAAP return (loss) on average equity	(14.11)%	0.38%
Annualized core return on average equity (excluding PAA) *	10.28%	10.99%

*	Represents a non-GAAP financial measure.

(1)
The Company excludes non-core (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). The quarter and year ended December 31, 2018 also includes a realized gain on sale within an unconsolidated joint venture, which is a component of Other income (loss).

(2)
Represents the amount of consideration paid for the acquisition of MTGE Investment Corp. (“MTGE”) in excess of the fair value of net assets acquired. This amount is primarily attributable to a decline in portfolio valuation between the pricing and closing dates of the transaction and is consistent with changes in market values observed for similar instruments over the same period.

(3)
Represents costs incurred in connection with securitizations of residential whole loans. The quarter and year ended December 31, 2019 also includes costs incurred in connection with the securitizations of commercial loans and mortgage-backed securities. The year ended December 31, 2018 also includes costs incurred in connection with the MTGE transaction.

(4)
TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.3 million, $1.5 million and $1.2 million for the quarters ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively. CMBX coupon income totaled $4.6 million and $2.3 million for the years ended December 31, 2019 and December 31, 2018, respectively.

(5)
MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value.

(6)	The quarter ended September 30, 2019 excludes cumulative and undeclared dividends of $0.3 million on the Company's Series I Preferred Stock as of June 30, 2019.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.
TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value as Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss).
The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a "pay-as-you-go" contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in core earnings.
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.

The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio and residential securities transferred or pledged to securitization vehicles, for the quarters ended December 31, 2019, September 30, 2019, and December 31, 2018:

	For the quarters ended
	December 31, 2019	September 30, 2019	December 31, 2018
	(dollars in thousands)
Premium amortization expense (accretion)	$171,447	$376,306	$220,131
Less: PAA cost (benefit)	(83,892)	117,152	45,472
Premium amortization expense (excluding PAA)	$255,339	$259,154	$174,659

	For the quarters ended
	December 31, 2019	September 30, 2019	December 31, 2018
	(per average common share)
Premium amortization expense (accretion)	$0.12	$0.26	$0.17
Less: PAA cost (benefit) (1)	(0.06)	0.08	0.03
Premium amortization expense (excluding PAA)	$0.18	$0.18	$0.14

(1)    The Company separately calculates core earnings per average common share and core earnings (excluding PAA) per average common share, with the difference between these two per share amounts attributed to the PAA cost (benefit) per average common share. As such, the reported value of the PAA cost (benefit) per average common share may not reflect the result of dividing the PAA cost (benefit) by the weighted average number of common shares outstanding due to rounding.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon (“MAC”) interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss). The Company did not enter into any MAC interest rate swaps during the quarter ended December 31, 2019.

Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	December 31, 2019	September 30, 2019	December 31, 2018
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$1,074,214	$919,299	$859,674
Premium amortization adjustment	(83,892)	117,152	45,472
Interest income (excluding PAA) *	$990,322	$1,036,451	$905,146
Economic interest expense reconciliation
GAAP interest expense	$620,058	$766,905	$586,774
Add:
Net interest component of interest rate swaps	(45,221)	(88,466)	(65,889)
Economic interest expense *	$574,837	$678,439	$520,885
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$990,322	$1,036,451	$905,146
Less:
Economic interest expense *	574,837	678,439	520,885
Economic net interest income (excluding PAA) *	$415,485	$358,012	$384,261

* Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA)
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average cost of interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	December 31, 2019	September 30, 2019	December 31, 2018
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$121,801,951	$127,207,668	$107,232,861
Interest income (excluding PAA) *	$990,322	$1,036,451	$905,146
Average yield on interest earning assets (excluding PAA) *	3.25%	3.26%	3.38%
Average interest bearing liabilities	$111,873,379	$116,391,094	$91,746,160
Economic interest expense *	$574,837	$678,439	$520,885
Average cost of interest bearing liabilities	2.01%	2.28%	2.22%
Economic net interest income (excluding PAA) *	$415,485	$358,012	$384,261
Net interest spread (excluding PAA) *	1.24%	0.98%	1.16%
Interest income (excluding PAA) *	$990,322	$1,036,451	$905,146
TBA dollar roll income and CMBX coupon income	36,901	15,554	69,572
Interest expense	(620,058)	(766,905)	(586,774)
Net interest component of interest rate swaps	45,221	88,466	65,889
Subtotal	$452,386	$373,566	$453,833
Average interest earnings assets	$121,801,951	$127,207,668	$107,232,861
Average TBA contract and CMBX balances	6,878,502	9,248,502	14,788,453
Subtotal	$128,680,453	$136,456,170	$122,021,314
Net interest margin (excluding PAA) *	1.41%	1.10%	1.49%
* Represents a non-GAAP financial measure.